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                                                                   EXHIBIT 10.1



*INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.




                                       BT


                             CONTRACT NUMBER 664378

                                     Between

                         BRITISH TELECOMMUNICATIONS PLC

                                       And

                                    N2H2 INC.


                      for the supply of Filtering Services

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THIS AGREEMENT is made on November 10, 1999

BETWEEN:

BRITISH TELECOMMUNICATION PLC registered in England and Wales under number 1800000 and which has its registered office at BT Centre, 81 Newgate Street, London EC1A 7AJ ("BT"); and

N2H2 INC. a Washington Corporation, having its principal place of business at 900 4th Avenue - Suite 3400, Seattle, WA, 98164 ("N2H2")

WHEREAS

(A)   N2H2 is a provider of Internet filtering services; and

(B) BT is a provider of internet and multimedia services including internet access services;

(C) BT wishes to be able to include internet filtering service in various of its internet services and also be able to contract with its customers for the provision of Internet filtering services;

(D) BT wishes to be able to brand and market any such filtering services as it chooses;

(E) N2H2 wishes to provide BT with the ability to achieve the above aims; therefore

IT IS AGREED:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this agreement the following words and expressions shall, unless the context otherwise requires, have the following meanings:

1.2 "Authorised User" means such persons or entities as BT may contract with from time to time for the provision of the Service.

1.3 "Block Page" means the page which will appear on a screen of a Service user who attempts to access a URL contained in N2H2's database of blocked URLs.

1.4 "Colocation Contract" means the contract between the parties hereto for BT's colocation services.

1.5 "Service" means N2H2's generally available internet filtering and caching service as described in Schedule 1 including all upgrades and improvements as may be made from time to time.

1.6 "Software" means any software provided by N2H2 pursuant to this Agreement or used to provide the Service or used as part of the System.

1.7 "System" means the N2H2 proxy servers, the N2H2 proprietary software and proprietary database of blocked URLs supplied by N2H2 and used to deliver the Service via one of the delivery methods described in paragraph 2 below.


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1.5   "Server Site" means the place where the System is located pursuant to a request from BT pursuant to paragraph 2.3

2.    PROVISION OF THE SERVICE

2.1 N2H2 shall provide the Service, on the terms of this Contract, for the following purposes:

2.1.1 so that BT may use the Service in its various internet products and services as may exist from time to time;

2.1.2 so that BT may contract with Authorised Users for the provision of the Service to such Authorised Users.

2.2 N2H2 will provide the Service to BT and Authorised Users via one of the following methods as elected by BT in each particular case:

2.2.1 direct placement of an N2H2 network proxy server containing the System, onto the network or computer of BT or the Authorised User;

2.2.2 by placement of the System at the network operation facility of the Internet service provider providing Internet access to the Authorised User;

2.2.3 such other method as the parties may agree.

2.3 BT will, from time to time notify N2H2 in writing, that BT wishes or wishes an Authorised User to be supplied with the Service via particular delivery method. N2H2 will use its reasonable efforts to deliver and implement (including any required configuration) the Service, as soon as possible, using the delivery method which BT requests but at least within 7 days of receipt of BT's request. N2H2 will pay for all charges, including shipping and handling charges associated with such implementation and delivery.

2.4 N2H2 will carry out its responsibilities under this Contract using the standard of care of a professional and experienced Internet and multimedia company.

2.5 N2H2 will use suitably qualified and experienced staff to carry out its obligations under this Contract.

2.6 The System, all its components and any associated documentation shall remain the sole and exclusive property of N2H2.

2.7 N2H2 agrees that it shall not allow any dissemination, sale or other transfer of BT's or an Authorised User's proprietary software and information related to or used in connection with N2H2's provision of the Service under this contract. This includes, without limitation, proprietary computer IP addresses provided to N2H2 for server installation.

2.8 N2H2 will, through the provision of the Service, allow BT and its Authorised Users to use N2H2's proprietary database of records for filtering and screening activities. Such information shall remain the sole and exclusive property of N2H2.


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2.9   All prices exclude VAT but include all royalties, licence fees or similar expenses arising from the use of any intellectual property and the supply and delivery of the System.

2.10 Where there is an opportunity to obtain advertising revenue through the provision of this service, revenues shall *

3.    BRANDING OF THE SERVICE

3.1   BT may brand and market the Service in such manner as it chooses.

3.2 BT shall control the look and appearance of the Block Pages. For the avoidance of doubt BT shall control (and may sell the right to place) any advertising which may appear on Block Pages. BT may create various Block Page trailers and graphics which N2H2 shall install on the System as soon as reasonably possible following BT's request so that these Block Page trailer and graphics shall appear on such Block Pages as BT may request. BT may require that different Authorised Users view Block Pages containing different trailers and graphics. The parties acknowledge that such trailers and graphics shall remain, in all respects, the property of BT and N2H2 may not use such trailer and graphics except as expressly authorised in this Contract.

4.    LICENCE

4.1 N2H2 grants to BT, for the terms of this Contract, a global, non exclusive, non transferable right to use and to allow Authorised Users to use the System, solely as configured for BT and each Authorized User.

4.2 BT and its employees shall not attempt to access the System's Hardware, Software, and Proprietary Content or source code.

5.    MAINTENANCE

5.1 N2H2 will, at its own cost and expense, monitor the System at the Server Site and keep the same in good and safe condition.

5.2 At all times N2H2 will follow best IT industry safety practices.

5.3 BT will and will require Authorised Users to maintain Server Sites in a clean and relatively dust free manner. The acceptable operating temperature range for the Server is between 60.1 Fahrenheit (15 C) and
      85.0 Fahrenheit (30 C).

5.4 Maintenance services will be provided according to the severity of the fault in accordance with Schedule 3.

6.    ACCESS TO SERVER SITES

6.1 N2H2 will comply with all reasonable site regulations in place at Server Sites.


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7.    TELEPHONE SUPPORT

7.1 Upon successful installation of the System, * promptly train each Authorised User's network administrator (or their nominee) in the proper use of the System. * will make available by telephone, technical consultants to assist Authorise Users concerning operation and troubleshooting of the System.

8.    INDEMNITIES

8.1 N2H2 will indemnify BT for any loss, damage or costs as a result of any claims concerning the breach or alleged breach of clauses 2.3, 2.4, 5.1,
      5.2 and 6.1. As a condition of this indemnity BT must:

8.1.1 notify N2H2 in writing as soon as it becomes aware of any breach of allegations of breach;

8.1.2 make no admission relating to the breach or allegation of breach; and

8.1.3 allow N2H2 to conduct all negotiations and proceedings and (at N2H2's reasonable expense) give N2H2 all reasonable assistance in doing so.

8.2 N2H2 shall indemnify and keep indemnified BT against all actions, claims, demands, costs and charges arising from infringement or alleged infringement of any Third Party Intellectual Property Right, Design, Right and/or Typography Right or any breach of any obligation of non-disclosure by the possession, copying, use or sale of any documentation or software supplied to BT by N2H2 pursuant to this Agreement.

8.2.1 If any claim is made against N2H2 or BT that possession use of any item of the Software (including documentation) infringes any Intellectual Property Right, Design Right and or Typography Right owned by a third party, N2H2 and BT shall each promptly notify the other and provide full particulars of the claim. In response to any such claim, N2H2 shall at it's own cost negotiate for settlement of or defend the claim, and hold BT harmless from judgement, order or settlement and at the it's option and the it's own expense:-

(a) negotiate for BT a licence free of charge to BT for continued use of the item against which the claim was made; or

(b) modify BT's copy or copies of the item against which the claim was made so as to meet the current functional specification and avoid the claim of infringement or any interlocutory injunction or court order in respect of the item; or

(c) supply to BT a modified version of the item against which the claim was made so that the modified version meets the current functional specification and avoids the claim of infringement or any interlocutory injunction or court order in respect of the item.

      None of the above affects BT's rights to damages under this contract.


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9.    SALE OF THE SERVICE

9.1 BT shall be entitled to contract with its customers (including, for the avoidance of doubt, those customers who act as Virtual Internet Service Providers) for the provision of the Service.

9.2 BT shall supply N2H2 with a list of 500 entities with which it has a relationship in the Internet and multimedia business (the "List"). BT may, in its absolute discretion, by notice in writing to N2H2, vary the List from time to time. N2H2 agrees not to sell or attempt to sell the Service or any variation of it, in the UK, to any entity whose name appears on the List. If any entity on the List approaches N2H2 concerning the provision of the Service or any variation of it, in the UK, then N2H2 agrees to immediately refer such enquiry to BT and to immediately inform BT that it has been contacted by that entity.

10.   DEVELOPMENT OF THE SERVICE

10.1 N2H2 will continue to develop and improve the Service. Where reasonably practicable N2H2 will develop the Service to meet the requirements of BT and its customers. N2H2 will keep BT informed of its ongoing plans for the development of the Service

10.2 To facilitate this objective the parties will meet every 6 months to discuss the development of the Service and the requirements of BT and its customers.

11.   PREFERRED RESELLER

11.1 As long as BT continues to actively promote the service through it's sales force, N2H2 will, for the first 12 months of this Contract, not contract with any third parties for the provision of the Service in the UK, so that such third party may then contract to provide another party with the Service either in a branded or unbranded format. BT and N2H2 agree to meet on a quarterly basis to confer on sales strategy and progress.

12.   SALES TRAINING AND ASSISTANCE

12.1 N2H2 will, at no extra charge provide such reasonable assistance as BT may require in training its sales force in the Service. N2H2 will do all reasonable things to assist the BT sales force in promoting the service including, if required, accompanying BT salespeople on important customer visits.

13.   RIGHT TO AUDIT

13.1 N2H2 has the right to audit BT's records, at it's own expense, for the purpose of confirming the revenue BT has realised from the sale of the Service once during each 12 month period. N2H2 shall give BT at least two weeks notice of any audit, and upon receipt of such notice, BT shall make all records reasonably necessary for the verification of such revenue available to N2H2. All information gathered by N2H2 during such audits shall be subject to the confidentiality provisions in this Agreement and may only be used for the purposes of this paragraph 13.


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14.   OTHER N2H2 SOLUTIONS

14.1 As part of the licence fee payable under this agreement N2H2 grants BT the right to make available from its internet sites N2H2's client based filtering solution when such solution becomes commercially available. The first * users to subscribe to that client based solution from BT's Internet sites shall be able to do so at no charge to themselves or BT. Thereafter N2H2 will provide the client based solutions to BT (so that BT may make it available to its customers) on commercially reasonable terms.

14.2 As N2H2 introduces new products and services, these products and services shall be provided to BT on terms at least as favourable as those offered to other comparable customers.

15.   CONFIDENTIALITY

15.1 The parties will keep in confidence any information (whether written or oral) of a confidential nature (including software and manuals) obtained under this Contract and will not disclose that information to any person (other than their employees or professional advisers who need to know the information) without the written consent of the other party.

15.2  This paragraph 15 will not apply to:

      (i) any information which has been published other than through a breach of this Contract or any other contract or duty of confidence;
      (ii) information lawfully in the possession of the recipient before the disclosure under this Contract took place;
      (iii) information obtained from a third party who is free to disclose it; and
      (iv)  information which a party is required to disclose by law.

15.3 This paragraph 15 will remain in effect for 2 years after the termination of this Contract.

16.   CHARGES

16.1 The Charges for the Service will be calculated and payable in accordance with Schedule 2 (Charges Schedule).

17.   LIMITATION OF LIABILITY

17.1 Each party accept unlimited liability for death or personal injury resulting from its negligence.

17.2 Neither party shall be liable to the other either in contract, tort (including negligence) or otherwise for any direct loss of profits, business or anticipated savings, nor for any indirect or consequential loss or damage or for any destruction of data.

17.3 Each party's liability to the other, whether in contract, tort (including negligence) or otherwise in relation to this Contract is limited to Pound Sterling * for any one incident or series of related incidents and to Pound Sterling * for all incidents in any 12 month period.

17.4 Each provision of this Contract excluding liability operates separately. If any part is held by a court to be unreasonable or inapplicable, the other parts shall continue to apply.


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18.   MATTERS BEYOND THE REASONABLE CONTROL OF EITHER PARTY

18.1 If either party is unable to perform any obligation under this Contract because of a matter beyond that party's reasonable control such as lightning, exceptionally severe weather and fire and floods caused by the same, explosion, war, civil disorder, industrial disputes (not involving that party's employees) or acts of local or central government or other competent authorities, or events beyond the reasonable control of that party's suppliers, that party will have no liability to the other for that failure to perform provided it informs the other party as soon as reasonably possible and regularly updates the other party with the steps which it is taking to remedy the matter at issue and provided that BT relies on this paragraph 18.1 the Customer's obligations to pay the charges shall be suspended for the period of such reliance.

19.   WARRANTIES

19.1 N2H2 warrants that it has the right to supply the Software and grant licences for the Software as described in this Agreement and will indemnify and hold harmless BT against any claim that it is not so entitled

19.2 N2H2 hereby represents, warrants and covenants that the Software does not and will not contain any computer code that would disable the Software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral, or other similar self-destruct mechanisms (sometimes referred to as "time bombs", "time locks", or "drop dead" devices) or that would permit N2H2 to access the Software to cause such disablement or impairment (sometimes referred to as a "trap door" device). N2H2 agrees that in the event of a breach or alleged breach of this Section 19.2 that BT shall not have an adequate remedy at law, including monetary damages, and that BT shall consequently be entitled to seek a temporary restraining order, injunction, or other form of equitable relief against the continuance of such breach, in addition to any and all remedies to which BT shall be entitled.

19.3  N2H2

      a) warrants that, where applicable, the Software, N2H2's internal equipment and systems, and the N2H2's links with BT (including, without limitation, electronic data interchange links), are fully compatible (without modification, loss of performance, loss of use, or work or expense on the part of BT) with changes to inputs, outputs, data or other Information in relation to dates arising in the year 2000 and beyond; and

      (b) agrees that, notwithstanding anything to the contrary in this Contract, BT may freely disclose all information concerning such compatibility to third parties.

20.   TERMINATION

20.1  If either party (`the Defaulting Party'):
  (a) commits a material or persistent breaches of the Contract (other than BT's obligation to pay), and in the case of a breach which is capable of remedy, fails to remedy the breach within 14 days (or such longer period as the other party may at its option agree in writing) of written notice from the other party to do so; or
  (b) becomes insolvent or ceases to trade or compound with its creditors; or a bankruptcy petition or order is presented or made against it; or where N2H2 is a partnership, against any one


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      partner, or if a trustee in sequestration is appointed in respect of its assets or (where applicable) any one partner; or a receiver or an administrator receiver is appointed in respect of any of its assets; or a petition for an administration order is presented or such an order is made in relation to it; or a resolution or petition or order to wind it up is passed or presented or made or a liquidator is appointed in respect of it (otherwise than for reconstruction or amalgamation)

      then the other party shall have the right:
  (i) at any time to end the Contract forthwith as a whole or (at BT's option) in respect of any part of the Contract to be performed; and

 (ii) where N2H2 is the Defaulting Party, to recover from N2H2 all directly resulting losses and expenses (including, without limitation, the additional cost of completing Work, or having Work completed by another supplier, to a similar standard).

20.2 BT may at any time on written notice end the Contract immediately if N2H2's ownership or control is materially changed to (in BT's reasonable opinion) BT's detriment.

20.3 BT may at any time on written notice end the Contract in whole or in part immediately. Where BT ends the Contract under this paragraph and does not have any other right to end the Contract, the following shall apply:

  (a) BT shall subject to subparagraph (b) below, pay to N2H2 such amounts as may be necessary to cover N2H2's reasonable costs and outstanding and unavoidable commitments (and reasonable profit thereon) necessarily and solely incurred in properly performing the Contract in relation to Applicable Work (as defined below) prior to ending it.

  (b) BT shall not pay for any such costs or commitments that N2H2 is able to mitigate and shall only pay costs and commitments that BT has validated to its satisfaction. BT shall not pay for Applicable Work that, at the date of termination, BT is entitled to reject or has already rejected. BT's total liability under sub-paragraph (a) above shall not in any circumstances exceed the price that would have been payable by BT for Applicable Work if the Contract had not been ended. (c) In this paragraph, "Applicable Work" means Work in respect of which the Contract has been ended under this paragraph, which was ordered by BT under the Contract before it was ended, and for which payment has not at that date become due from BT.

21.   CHANGES TO THIS CONTRACT

21.1 If the Customer asks BT to make any change to the Service BT may ask the Customer to confirm the request in writing. If BT agrees to a change, this Contract will be amended from the date when BT confirms the change in writing to the Customer.

22.   ASSIGNMENT

22.1 Neither party may transfer any of their rights or obligations under this Contract, without the written consent of the other (such consent not to be unreasonably withheld)

23.   CONTRACT MANAGEMENT AND ESCALATION OF DISPUTES

23.1 Each party shall appoint a liaison officer to be responsible for managing the performance of this Contract. The liaison officers shall arrange regular telephone conference calls or


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      meetings but in any event at least once every month to discuss and minute the progress of the provision of the Services under this Contract. Each liaison officer shall have a named deputy to cover during holidays, sickness or any other periods of absence. The BT and the Customer liaison officers and their deputies shall be appointed as soon as reasonably possible following the commencement of this Agreement. The appointment and replacement of each party's liaison officer and deputy shall be subject to the prior written approval of the other party, such approval not to be unreasonably withheld of delayed. Any issue which cannot be resolved between the respective liaison officers shall be promptly referred to a telephone conference call or meeting with senior management representatives of the parties. The senior management representatives shall agree an action plan for dealing with the issue, including where agreed through the use of an independent expert, within 7 days of the issue being referred.

23.2 Each party agrees to respond promptly to any issues or requirements referred to it by the other party relating to the performance of obligations under this Contract and shall seek to resolve any problems arising in relation to the performance of those obligations as quickly and effectively as possible.

24.   ENTIRE AGREEMENT

24.1 This Contract contains the whole agreement between the parties and supersedes all previous written or oral agreements relating to its subject matter.

24.2  The parties acknowledge and agree that:

(a) they have not been induced to enter into this Contract by any representatives, warranty or other assurance not expressly incorporated into it; and

(b) in connection with this Contract their only rights and remedies in relation to any representation, warranty or other assurance are for breach of this Contract and that all other rights and remedies are excluded, except in the case of fraud.

25.   NOTICES

25.1 Notices given under this Contract must be in writing and may be delivered by hand or by courier, or sent by first class to post to the following addresses:

      (a) to BT at its registered office or any alternative address which BT notifies to the Customer;


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      (b)   to the Customer at the address to which the Customer asks BT to send invoices, the address of the Site or, if the Customer is a limited company, its registered office.

26.   COMMENCEMENT AND TERM

26.1 This Contract shall commence once it and the Co-location Contract have each been signed by both parties and shall continue for 2 years unless terminated earlier as provided herein.

26.2 This Contract shall automatically terminate upon the termination of the Co-location Contract.

27.   SURVIVAL

27.1 The provisions of this Agreement with the following headings or numbers shall survive the ending of the Contract in addition to those which by their content or nature shall so survive:

      -  Confidentiality (15)
      -  Limitation of Liability (17)
      -  Indemnities (8)

28.   JURISDICTION

28.1 This Contract shall be governed by the law of England and Wales and subject to the exclusive jurisdiction of the English Courts.


IN WITNESS WHEREOF the parties have caused this agreement to be signed by their duly authorised representatives this ____________day of _________________1999

------------------------------------------------------------------------
British Telecommunication PLC        N2H2 Inc.
------------------------------------------------------------------------
Signed:                              Signed:


[Paul Tinslay]                       [John Duncan]

------------------------------------------------------------------------
Name:                                Name:

[Paul Tinslay]                       [John Duncan]

------------------------------------------------------------------------
Position:                            Position:
[Team Leader]                        [C.F.O.]
[___________ Procurement]

------------------------------------------------------------------------


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                            SCHEDULE 1 - THE SERVICE


SERVICES

BASIC SERVICES:

N2H2 utilizes a proxy server solution to provide Internet filtering for our customers. N2H2 will install proprietary software onto proxy servers that will enable the servers to filter Internet content. N2H2 will monitor and maintain all the software and hardware components of our proxy server solution remotely from our Seattle, Washington network facility. With N2H2s(1) Bess filtering service the customer will have access to a web interface control panel allowing for customization of our service.

FUNCTIONALITY SPECIFICATIONS:

N2H2 provides the following features with our Bess filtering service:

[ ] Statistics. Enables the system administrator to configure filtering reports in single day, multiple day and historical formats. The system administrator can view summary data as web pages, e-mails, or as tab-delimited files suitable for importing into spreadsheet programs.

[ ] Authorized Users. Enables the system administrator to create accounts in the form of username/password that allows the user to temporarily override filtering at their workstations.

[ ] Local URL customization. Allows the system administrator to block access to specific sites, directories, or web pages currently not categorized in our database or to permit access to specific sites, directories, or web pages currently filtered.

[ ] Request site review. Allows customers to send electronic mail directly to N2H2 to request an explanation of why a site was filtered or unfiltered.

[ ] Cache Administration. Enables the system administrator to set the parameters for cashing.

[ ] Cache-on-demand. Enables the system administrator to preload frequently accessed web pages into cache to increase network performance.

[ ] Filter builder. Enables the system administrator to implement customized filtering criteria.

[ ] Filter schedules. Enables the system administrator to schedule the time of day that specified filtering criteria will be put into effect.

[ ] IP control. Enables the system administrator to define which workstations on their network will have access to the proxy server for filtered Internet access.

[ ] Customizable block page. Provides the system administrator with the means to customize the block page that appears when a site has been filtered.


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                          SCHEDULE 2 - CHARGES SCHEDULE


1. BT shall N2H2 a licence fee of Pound Sterling * per annum * following receipt of an invoice from N2H2. Payment shall be due 30 days from receipt of the invoice. In recognition of this payment, the licence fee above entitles BT to unlimited use of equipment and support of the filtering service.

2. All net revenue (excluding VAT) directly generated from the sale by BT of the Service to Authorised Users will be * between the parties.


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                                   SCHEDULE 3


MAINTENANCE RESPONSE TIMES AND SUPPORT GRID

Upon receipt of BT's request for support and/or rectification of a fault N2H2 shall promptly commence work on such request in accordance with the Priority Codes detailed below:

(a) PRIORITY CODE A: Filtering service is unavailable or a major feature is completely non-functional causing serious disruption for BT or an Authorised User. N2H2 shall commence troubleshooting work on the problem and/or rectification of the fault immediately upon receipt of notification from BT and shall continue troubleshooting, work until the root-cause of the reported defect is identified. Upon identification, N2H2 shall work continuously on the identified defect and use its best endeavors to resolve a Priority Code A problem and/or rectify a priority Code A fault within two (2) hours of receipt of report from BT of the said problem or fault. Upon receipt of notice from BT of a Priority Code A problem N2H2 will immediately use its best endeavours to put in place a by pass so that normal service can resume as soon as possible.

(b) PRIORITY CODE B: Partial failure of Filtering Service or problems occurring whenever a specific facility or function is invoked - Supplier shall commence troubleshooting work on the problem and/or rectification of the fault immediately upon receipt of notification by BT and shall continue troubleshooting work until the root-cause of the reported defect is identified. Upon identification, N2H2 shall use all reasonable endeavours to resolve a Priority Code B problem and/or rectify a Priority Code B fault within four (4) hours of receipt of report from BT of the said problem or fault. In the event that N2H2 shall fail to meet the four (4) hour timescale for resolution of problem or rectification of fault BT may at its discretion escalate the said problem or fault from Priority Code B to Priority Code A. Upon receipt of notice from BT of a Priority Code B problem N2H2 will immediately use its best endeavours to put in place a by pass so that normal service can resume as soon as possible.

(c) PRIORITY CODE C: Problems/failures occur occasionally but can be circumvented without undue difficulty or disruption to BT's operation - Supplier shall use all reasonable endeavours to resolve a Priority Code C problem and/or rectify a Priority Code C fault within 5 business days of receipt of report from BT of the said problem or fault.

-------------------------------------------------------------------------------
                             LEVEL OF SEVERITY
-------------------------------------------------------------------------------
ESCALATION LEVEL       CATEGORY A      CATEGORY B      CATEGORY C
-------------------------------------------------------------------------------
Supplier Help-Desk  Formal           Formal          Formal
                    notification of  notification    notification
                    problem or fault of problem or   of problem or
                                     fault           fault
-------------------------------------------------------------------------------
Supplier Help-Desk  Within 2 hours   Within 4 hours  Within 5
Lead                problem or       of Supplier     working days
                    fault unless a   identification  of BT
                    fix is scheduled of problem or   reporting the
                                     fault unless a  problem or
                                     fix is          fault unless
                                     scheduled       a fix is
                                                     scheduled.
-------------------------------------------------------------------------------


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
BT
                                                   N2H2 INC.- FILTERING SERVICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Within 4 hours   Within 1        Within 14
Supplier Technical  of Supplier      working days    working days
Support Manager     identification   of Supplier     of BT
                    of problem or    identification  reporting the
                    fault unless a   of problem or   problem or
                    fix is scheduled fault unless a  fault unless
                                     fix is          a fix is
                                     scheduled       scheduled
-------------------------------------------------------------------------------
Supplier Director   Within 24 hours  Within 3
of Operations       of Supplier      working days
                    identification   of Supplier
                    of the problem   identification
                    or fault unless  problem or
                    a fix is         fault unless a
                    scheduled        fix is
                                     scheduled
-------------------------------------------------------------------------------


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